Exhibit 99.1

Impac Mortgage Holdings, Inc. Announces

Appointment of Thomas B. Akin to Board of Directors

IRVINE, Calif. May 24, 2017—Impac Mortgage Holdings, Inc. (NYSE MKT: IMH) (the “Company” or “Impac”) announced today that Thomas B. Akin has been appointed to the Company’s Board of Directors, effective May 23, 2017, bringing the total number of directors to seven.

Mr. Akin has been managing partner of the Talkot Fund for 20 years and has served on several boards in several capacities. Most recently, Mr. Akin held various positions at Dynex Capital, Inc. (NYSE:DX) in his almost 14 years there. The Talkot Fund focuses on financial institutions and was recently a participant in the $56 million capital raise by Impac. Mr. Akin also currently sits on the board of directors of Mobivity Holdings Corp. Mr. Akin holds an undergraduate degree from UC Santa Cruz and an MBA in Finance from UCLA.

Commenting on his appointment, Mr. Akin stated, “I’m pleased to join Impac and hope to contribute in maximizing the opportunity currently present for shareholders. In particular, I believe that the current growth of non-QM originations represents a tremendous business opportunity for which Impac is uniquely positioned.”

“It’s a great pleasure to welcome Tom to the Impac Board of Directors,” said Joe Tomkinson, Chairman and Chief Executive Officer of the Company. “Based on his previous positions as an executive officer and director at several large financial institutions and his position as managing member at Talkot Capital, we believe Mr. Akin brings deep experience and expertise in investing in the financial and investment industries.”

About the Company

Impac Mortgage Holdings, Inc. (IMH or Impac) provides innovative mortgage lending and warehouse lending solutions, as well as real estate solutions that address the challenges of today’s economic environment. Impac’s operations include mortgage and warehouse lending, servicing, portfolio loss mitigation and real estate services as well as the management of the securitized long-term mortgage portfolio, which includes the residual interests in securitizations.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, some of which are based on various assumptions and events that are beyond our control, may be identified by reference to a future period or periods or by the use of forward looking terminology, such as “may,” “capable,” “will,” “intends,” “believe,” “expect,” “likely,” “potentially” “appear,” “should,” “could,” “seem to,” “anticipate,” “expectations,” “plan,” “ensure,” or similar terms or variations on those terms or the negative of those terms. The forward-looking statements are based on current management expectations. Actual results may differ materially as a result of several factors, including, but not limited to the following: failure to achieve the benefits expected from the acquisition of the CCM operations, including an increase in origination volume generally, increase in each of our origination channels and ability to successfully use the marketing platform to expand volumes of our other loan products; successful development, marketing, sale and financing of new and existing financial products, including expansion of non-Qualified Mortgage originations and conventional and government loan programs; ability to successfully diversify our mortgage products; volatility in the mortgage industry; unexpected interest rate fluctuations and margin compression; our ability to manage personnel expenses in relation to mortgage production levels; our ability to successfully use warehousing capacity; increased competition in the mortgage lending industry by larger or more efficient companies; issues and system risks related to our technology; ability to successfully create cost and product efficiencies through new technology; more than expected increases in default rates or loss severities and mortgage related losses; ability to obtain additional financing through lending and repurchase facilities, debt or equity funding, strategic relationships or otherwise; the terms of any financing, whether debt or equity, that we do obtain and our expected use of proceeds from any financing; increase in loan repurchase requests and ability to adequately settle repurchase obligations; failure to create brand awareness; the outcome, including any settlements, of litigation or regulatory actions pending against us or other legal contingencies; and our compliance with applicable local, state and federal laws and regulations and other general market and economic conditions. For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see the annual and quarterly reports we file with the Securities and Exchange Commission. This document speaks only as of its date and we do not undertake, and specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For additional information, questions or comments, please call Justin Moisio, VP Business Development & Investor Relations at (949) 475-3988 or email Justin.Moisio@ImpacMail.com. Web site: http://ir.impaccompanies.com or www.impaccompanies.com